Exhibit 99.1

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

VAALCO ENERGY, INC. ANNOUNCES ACCRETIVE ALL CASH ACQUISITION EXPANDING ITS WEST AFRICAN FOOTPRINT

HOUSTON – February 29, 2024 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO” or the “Company”) today announced that it has entered into a sales and purchase agreement (“SPA”) to acquire Svenska Petroleum Exploration AB (“Svenska”), a privately-held exploration and production (“E&P”) company based in Stockholm, Sweden (the “Acquisition”). Svenska’s primary asset is a 27.39% non-operated working interest in the deepwater producing Baobab field in Block CI-40, offshore Cote d’Ivoire in West Africa.

The gross consideration for the Acquisition is $66.5 million, subject to customary closing adjustments, with an effective date of October 1, 2023. The gross purchase price will be partially funded by a pre-closing dividend of cash on Svenska’s balance sheet to the Seller with the balance funded by a portion of VAALCO’s cash-on-hand with no issuance of debt or equity. Closing of the Acquisition is expected in the second quarter of 2024, with ultimate timing dependent on final receipt of all necessary approvals. VAALCO currently estimates that the net cash due at closing will be in the range of approximately $30 to $40 million, dependent on timing.

Transaction Highlights:

•	Immediately accretive to shareholders on key metrics:
o	Currently producing approximately 4,500 working interest (“WI”) barrels of oil equivalent per day (“BOEPD”) (99% oil);
o
Includes estimated 1P WI CPR reserves as of October 1, 2023, of 13.0 million barrels of oil equivalent (“MMBOE”) (99% oil) and total 2P WI CPR reserves at October 1, 2023, of 21.7 million MMBOE (97% oil);[1]

o	Net purchase price to be fully funded by a portion of cash on hand with no issuance of debt or equity;
•
Strategically expands West African focus area with a sizeable producing asset that has significant upside potential and considerable future development opportunities in Cote d’Ivoire, a well-established and investment-friendly country:

o	Primary asset operated by Canadian Natural Resources Limited (“CNRL”), a large, experienced and well-respected E&P based in Calgary, Canada;

o	Strong subsurface and geological understanding of the area enhances upside potential of the asset base;
o
Asset has been significantly de-risked as a result of development drilling (24 production and five injection wells) since discovery in 2001, with production to date of approximately 150 MMBOE on a gross basis;

o	Field currently includes nine producing wells, all of which are subsea wells that are tied into a floating, producing, storage and offloading vessel (“FPSO”);
o	Attractive concession terms with an 80% cost recovery cap, a 25% cost recovery uplift on development expenditures, and a 53% contractor profit oil take;
o	Strong margin asset with relatively low expected operating expenses of about $15 per BOE and crude price realizations closely aligned with Brent oil prices;
o	Expect minimal additional G&A costs moving forward as VAALCO’s existing operational and management teams will assume the majority of responsibilities following a short transitional period;
o	FPSO is scheduled to be taken offline in early 2025 for planned maintenance and upgrades and it is expected to return to production in 2026;
o
Significant development drilling expected to begin in 2026 with meaningful additions to production from the main Baobab field in CI-40, as well as potential future development of the Kossipo field also on the license; and

•	Transaction also includes a 21.05% working interest in OML 145, a non-producing discovery offshore Nigeria, that is operated by ExxonMobil that is not expected to be developed at this time.

George Maxwell, VAALCO’s Chief Executive Officer commented, “Building a diversified portfolio of high performing assets is a key component of our strategic vision. We believe that this acquisition enhances all the key aspects of our strategy. It provides us with additional diversification, strong production and reserves from a proven producing asset, significant organic upside opportunity that is well defined, enhances our ability to generate sustainable cash flow and continue to return cash to shareholders. The Baobab field in Cote d’Ivoire has many parallels with Etame in terms of the historic production profile and how the upside is realized through development drilling campaigns meaning this is an asset type that we understand well. The field has been significantly de-risked through the drilling of 24 production wells, five injection wells and a near 20-year production history. The planned dry-docking and upgrading of the FPSO in 2025 will position us well for the expected production growth from the 2026 drilling program and for future drilling campaigns for many years to come.  We are partnering with a great operator and believe our significant development experience offshore West Africa and the successful managing of our FPSO changeover in 2022 will provide insight and experience to help enhance future success at Baobab. We are adding an asset with strong current production and reserves at a very attractive price and using a portion of our cash on hand to fund the deal. This is highly accretive on key metrics to our shareholder base and provides another strong asset to support future growth.”

“Our strategic vision has proven highly successful and VAALCO is financially stronger, with more reserves and production, than at any other time in our history. We are in an even better position now to grow in 2024 and beyond. We continue to have no bank debt and we will use our strong cash position to fund organic and inorganic growth opportunities as we remain focused on growing the business. The diversity and strength of our assets are paramount and support our ability to sustainably grow our production and reserves, and generate cash flow while returning value to our shareholders.”

Svenska Acquisition Investor Presentation

Additional information regarding the acquisition and assets being acquired is available in an investor deck on VAALCO’s website in the Investor Relations section under Presentations.

Overview of the Acquisition

VAALCO will acquire 100% of the share capital of Svenska from Petroswede AB (“Petroswede” or the “Seller”) in the Acquisition with an effective date of October 1, 2023. Gross consideration for the Acquisition is $66.5 million, subject to customary closing adjustments, with the net cash payment to be made by VAALCO on closing expected to be approximately $30 to $40 million depending on a number of factors including the timing of closing. The Acquisition is subject to a number of customary closing conditions, including regulatory and government approvals.

Svenska’s primary license interest is a 27.39% non-operated working interest (30.43% paying interest) in the CI-40 license, which includes the producing Baobab field, located in deepwater offshore Cote d’Ivoire. The field is operated by CNRL, which holds a 57.61% working interest in the project, with the national oil company, Petroci Holding, owning the remaining 15% working interest (10% of which is carried by the other license partners). The Baobab field is located 30 kilometers off the coast of Cote d’Ivoire in water depths ranging from 900 to 1,300 meters. Baobab consists of five distinguishable reservoir units in Middle to Late Albian sequences. The field was discovered in March 2001 with the Baobab 1X well and a second well, the Baobab 2X, was drilled in 2002 to appraise the field. Commercial production from the field began in August 2005. There have been four drilling campaigns at Baobab to date, with the most recent including four production wells and two water injection wells. All wells are tied back to four subsea manifolds that are connected to an FPSO. Cumulative gross production from the field has been approximately 150 MMBOE, a portion of the estimated over one billion barrels of oil equivalent volumes initially in place.

Current production from the Baobab field is approximately 4,500 WI BOEPD, with 1P WI CPR reserves at the Effective Date of 13.0 MMBOE (99% oil), and 2P WI CPR reserves of 21.7 MMBOE (97% oil). These reserve figures reflect currently sanctioned development activities; however, CI-40 has a significant growth runway with incremental development potential on the Baobab field, as well as the nearby Kossipo field, expected to provide a material uplift to the reserve and production volumes, supporting long-term production of the asset into the late 2030s.

The Acquisition value represents an attractive valuation multiple at $5.12 per BOE 1P WI CPR reserves, or $3.06/BOE of 2P WI CPR reserves based on the full gross consideration. Adjusted to reflect the expected net cash due on closing from VAALCO, likely in the range of $30 to $40 million, these metrics could reduce to as low as $2.31/BOE and $1.38/BOE, respectively.  On a value per flowing WI BOE, at the gross purchase price, this equates to about $14,800 per flowing WI BOE and as low as $6,700 per flowing WI BOE at the low end of the expected net cash payment range, substantially below VAALCO’s current implied market value as of February 28, 2024 of about $19,900 per flowing WI BOE.

CI-40 has a long history of production and significantly de-risked reservoirs. With almost 20 years of production to date, the FPSO is planned to come off station at the start of 2025 for planned maintenance and upgrade work to allow the FPSO to continue to produce through the end of the expected extended field license in 2038. The scope of work for the FPSO upgrade is currently being finalized. Production on Baobab is expected to re-start in 2026 following the FPSO work program. In addition, a fully appraised development drilling program is expected to start in 2026, targeting the significant incremental probable reserve base on the field. VAALCO sees reduced geological risk relating to this drilling program and the joint venture partners have already commenced the ordering of certain long-lead drilling items. Further future drilling phases have not yet been sanctioned, but there is significant incremental potential in both the Baobab field itself, as well as the nearby Kossipo development, which has also been appraised by two wells drilled in 2002 and 2019.

The CI-40 license has an initial term through mid-2028 with the contractual option to extend the license term by 10 years to 2038. Given the development activities associated with the FPSO upgrade and future drilling program, the license partners are currently in discussion with the relevant government bodies in Cote d’Ivoire to secure early license extension on CI-40. The CI-40 license has an attractive fiscal regime, with a cost oil cap at 80% of revenues, a 25% uplift on development capex for cost recovery purposes and (at reasonably expected production levels) a 53% contractor profit oil take. There is no ring-fencing of activities within the CI-40 license, meaning any investment within the block (for example, the future Kossipo development) can be cost recovered from existing production across the wider license.

In addition to the CI-40 license in Cote d’Ivoire, Svenska currently owns a 21.05% working interest in the early stage Uge discovery in the OML 145 concession in Nigeria alongside partners ExxonMobil (21.05%), Chevron (21.05%), Oando (21.05%) and NPDC (15.80%). There are minimal commitments on this license interest and no drilling or development is currently planned.

Advisors

VAALCO has retained Stifel as sole financial advisor, and Mayer Brown International LLP as legal counsel.

Svenska Petroleum Exploration AB has retained Evercore Partners International LLP and GKA Advisors LLP as financial advisers and Fieldfisher LLP as legal counsel.

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, Texas, USA based, independent energy company with production, development and exploration assets in Africa and Canada.

VAALCO owns a diverse portfolio of operated production, development and exploration assets across Gabon, Egypt, Equatorial Guinea and Canada.

For Further Information
VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 543 3422
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Barry Archer	VAALCO@buchanan.uk.com

Stifel (Financial Advisor)	+44 (0) 20 7710 7600
Callum Stewart / Simon Mensley

Endnote

1.
Reserves estimates in this announcement were prepared in accordance with the definitions and guidelines set forth in the 2018 Petroleum Resources Management Systems approved by the Society of Petroleum Engineers. See “Oil and Natural Gas Reserves” for further information.

Forward Looking Statements

This announcement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan,” “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements in this announcement may include, but are not limited to, statements relating to (i) the proposed Acquisition and its terms, timing and closing, including receipt of required regulatory approvals and satisfaction of other closing conditions; (ii) expectations concerning the expected amount of cash-on-hand VAALCO will be required to pay to the seller at closing of the Acquisition; (iii) expectations and estimates of future drilling, production and sales of crude oil and natural gas; (iv) estimates of future cost margins and cost reductions, synergies, savings and efficiencies; (v) expectations on timing of obtaining necessary approvals in Cote d’Ivoire for extension of the CI-40 license; (vi) expectations regarding the timing and costs of completion for scheduled maintenance of the FPSO; (vii) expectations regarding VAALCO’s ability to effectively integrate assets and properties it may acquire as a result of the Acquisition into its operations; (viii) expectations of future balance sheet strength; and (ix) expectations of future plans, priorities, focus and benefits of the proposed Acquisition. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to obtain regulatory approvals in connection with the proposed Acquisition; the amount of any pre-closing dividends permitted by the law applicable to Svenska; the ability to complete the proposed Acquisition on the anticipated terms and timetable; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of the Svenska; the outcome of any cost audits undertaken by the Cote d’Ivoire government; timing and amounts of any decommissioning or other wind up costs relating to any acquired Nigerian assets; declines in oil or natural gas prices; the level of success in exploration, development and production activities; actions of joint-venture partners; adverse weather conditions that may negatively impact development or production activities; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of assets to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; loss of senior management or technical personnel; and other risks described under the caption “Risk Factors” in the Company’s 2022 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2023. There may be additional risks that VAALCO does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements reflect VAALCO’s expectations, plans or forecasts of future events and views as of the date of this announcement. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. No obligation is being undertaken to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Oil and Natural Gas Reserves

This announcement contains crude oil and natural gas metrics which do not have standardized meanings or standard methods of calculation as classified by the SEC and therefore such measures may not be comparable to similar measures used by other companies. Such metrics have been included herein to provide readers with additional measures to evaluate the proposed Acquisition; however, such measures may not be reliable indicators of the future performance of Svenska and future performance.

WI CPR Reserves

WI CPR reserves represent proved (1P) and proved plus probable (2P) estimates as reported by Petroleum Development Consultants Limited and prepared in accordance with the definitions and guidelines set forth in the 2018 Petroleum Resources Management Systems approved by the Society of Petroleum Engineers. The SEC definitions of proved and probable reserves are different from the definitions contained in the 2018 Petroleum Resources Management Systems approved by the Society of Petroleum Engineers. As a result, 1P and 2P WI CPR reserves may not be comparable to United States standards. The SEC requires United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves in accordance with SEC definitions.

1P and 2P WI CPR reserves, as disclosed herein, may differ from the SEC definitions of proved and probable reserves because:

•
Pricing for SEC is the average closing price on the first trading day of each month for the prior year which is then held flat in the future, while the 1P and 2P WI CPR pricing is based on pricing assumptions for future Brent oil pricing for 2023 of $84.5 and up to 2030 the Brent Oil price follows the average of four available forecasts and assumes flat real thereafter.  Oil price is escalated 2% per year;

•	Lease operating expenses are typically not escalated under the SEC’s rules, while for the WI CPR reserves estimates, they are escalated at 2% annually beginning in 2024.

Management uses 1P and 2P WI CPR reserves as a measurement of operating performance because it assists management in strategic planning, budgeting and economic evaluations and in comparing the operating performance of Svenska to other companies. Management believes that the presentation of 1P and 2P WI CPR reserves is useful to its international investors, particularly those that invest in companies trading on the London Stock Exchange, in order to better compare reserve information to other London Stock Exchange-traded companies that report similar measures. However, 1P and 2P WI CPR reserves should not be used as a substitute for proved reserves calculated in accordance with the definitions prescribed by the SEC. In evaluating VAALCO’s business, investors should rely on VAALCO’s SEC proved reserves and consider 1P and 2P WI CPR reserves only supplementally. Following consummation of the Acquisition, VAALCO will report Svenska’s reserves in accordance with the definitions and regulations promulgated by the SEC.

Other Oil and Gas Advisories

Investors are cautioned when viewing BOEs in isolation.  A BOE conversation ratio of six thousand cubic feet of natural gas to one barrel of oil equivalent (6 MCF: 1 Bbl) is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.  Given that the value ratio based on the current price of crude oil as compared to natural gas is significantly different from the energy equivalency of 6:1, utilizing a conversion on a 6:1 basis may be an incomplete as an indication of value.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Matthew Powers, Corporate Secretary of VAALCO.